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                    EX-99
                    EX-99.B19 DIRECTORS' POWER OF ATTORNEY


                               POWER OF ATTORNEY



       Each of the undersigned, a member of the Board of Directors of DELAWARE GROUP DECATUR FUND, INC., hereby constitutes and appoints Wayne A. Stork, W. Thacher Longstreth and Walter P. Babich and any one of them acting singly, his true and lawful attorneys-in-fact, in his name, place, and stead, to execute and cause to be filed with the Securities and Exchange Commission and other federal or state government agency or body, such registration statements, and any and all amendments thereto as either of such designees may deem to be appropriate under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all other applicable federal and state securities laws.


       IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 20th day of April, 1995.



  /s/Walter P. Babich                           /s/W. Thacher Longstreth
  -------------------------                     ------------------------
  Walter P. Babich                              W. Thacher Longstreth



  /s/Anthony D. Knerr                           /s/Charles E. Peck
  -------------------------                     ------------------------
  Anthony D. Knerr                              Charles E. Peck



  /s/Ann R. Leven                               /s/Wayne A. Stork
  -------------------------                     ------------------------
  Ann R. Leven                                  Wayne A. Stork